                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	July 24, 2025		574-235-2000

1st Source Corporation Reports Second Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $37.32 million for the quarter, down slightly from the previous quarter and up $0.53 million or 1.43% from the second quarter of 2024. Diluted net income per common share was $1.51, down $0.01 or 0.66% from the previous quarter and up $0.02 or 1.34% from the prior year’s second quarter of $1.49. These results include $1.00 million in pre-tax losses from the sale of approximately $26 million available-for-sale securities executed in the second quarter.
•Return on average assets decreased to 1.67% from 1.72% in the previous quarter and 1.69% in the second quarter of 2024. Return on average common shareholders’ equity decreased to 12.61% from 13.33% in the previous quarter and 14.41% in the second quarter of 2024.
•Cash dividend of $0.38 per common share for the quarter was approved, up 5.56% from the cash dividend declared a year ago.
•Average loans and leases grew $169.51 million in the second quarter, up 2.49% from the previous quarter and increased $362.25 million, up 5.48% from the second quarter of 2024.
•Tax-equivalent net interest income was $85.35 million, up $4.26 million or 5.25% from the previous quarter and up $11.15 million, or 15.03% from the second quarter a year ago. Tax-equivalent net interest margin was 4.01%, up 11 basis points from the previous quarter and up 42 basis points from the second quarter a year ago.
•Provision for credit losses of $7.69 million was recorded during the quarter compared to $3.27 million in the previous quarter and a recovery of provision for credit losses of $0.31 million during the previous year’s second quarter. The allowance for loan and lease losses as a percentage of total loans and leases remained consistent with historical levels, rising to 2.30% at June 30, 2025, up from 2.29% at March 31, 2025, and 2.26% at June 30, 2024.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported quarterly net income of $37.32 million for the second quarter of 2025, down 0.54% compared to $37.52 million in the previous quarter and up 1.43% from the $36.79 million reported in the second quarter a year ago. Year-to-date 2025 net income was $74.84 million, up 12.97% compared to $66.25 million during the first six months of 2024. Diluted net income per common share for the second quarter of 2025 was $1.51, down 0.66% compared to $1.52 in the previous quarter and up 1.34% versus $1.49 in the second quarter of 2024. Diluted net income per common share for the first half of 2025 was $3.02 compared to $2.68 a year earlier. It was another good quarter with solid growth in net interest income offset by higher provision for credit losses and realized losses from strategic repositioning trades in the investment portfolio.
At its July 2025 meeting, the Board of Directors approved a cash dividend of $0.38 per common share, up 5.56% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on August 5, 2025, and will be paid on August 15, 2025.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased that the strong start in 2025 continued through the second quarter. In spite of the noise in the economy and the uncertainty in the market, we are proud to have achieved a sixth consecutive quarter of margin expansion resulting from higher rates on investment securities, increased average loan and lease balances, and lower deposit costs.

“While still very good, credit was challenged during the quarter with elevated net charge-offs, the majority of which were from one Auto and Light Truck account. Nonperforming assets to loans and leases at June 30, 2025 was 1.06% up from 0.63% at March 31, 2025 and the allowance for loans and lease losses as a percentage of total loans and leases remained strong at 2.30% up from 2.29% the previous quarter.
“Our balance sheet remained healthy during the quarter and is well positioned to handle the continued economic uncertainty, which is impacting our customers and their businesses. Our liquidity position is solid and our historically conservative capital position has been maintained.
“During the second quarter of 2025, we were pleased to learn that 1st Source was named to the annual Bank Honor Roll by Keefe, Bruyette & Woods, Inc. for the seventh consecutive year. We were among just 16 U.S. Banks on the list, placing our long-term performance among the top 5% of eligible banks in the United States. To be eligible, Banks must have more than $500 million in total assets and meet at least one of two criteria: consistent earnings growth over each of the past 10 years, and/or the top 5% of eligible banks based on a 10-year earnings per share compounded annual growth rate. To be named to this list for the seventh year in a row is evidence that our mission to help our clients achieve security, build wealth, and realize their dreams directly correlates with strong financial performance for the long term.
“Additionally, we were honored with the Indiana Banker’s Association’s (IBA) Commitment to Community award in the category of banks with $3 billion and above in assets. We were excited to be chosen for this award that celebrates bank community service efforts in Indiana. In 2024, 1st Source colleagues taught more than 200 Financial Education classes attracting more than 2,200 estimated attendees in Indiana alone. Additionally, our colleagues logged more than 14,500 volunteer hours, which included holding more than 110 Board seats for a variety of organizations in our communities. This award speaks directly to our Core Value of Community Leadership and we couldn’t be more pleased to have accepted it in person at the IBA’s Mega Conference in May.
“And finally, our recently opened Carmel Indiana Banking Center celebrated its Grand Opening and Ribbon Cutting in May. This new banking center showcases the Bank’s side-by-side banking model. Side-by-side banking invites the client behind the “teller line,” enabling the Bank’s clients and bankers to have a more transparent and inclusive experience and relationship. We are thrilled to have expanded into Hamilton County, Indiana and are pleased to be able to serve new and existing clients in that market and are welcoming them to come and experience the high level of convenience and service from our banking team right in their hometown,” Mr. Murphy concluded.
SECOND QUARTER 2025 FINANCIAL RESULTS
Loans and Leases
Second quarter average loans and leases were $6.97 billion, which was up $169.51 million or 2.49% from the previous quarter, and increased $362.25 million, up 5.48% from the second quarter a year ago. Year-to-date average loans and leases increased $329.04 million to $6.88 billion, up 5.02% from the first six months of 2024. Growth during the quarter occurred primarily within the Commercial and Agricultural, Renewable Energy, and Construction Equipment portfolios.
Deposits
Second quarter average deposits were $7.35 billion, which was up $15.54 million, or 0.21%, from the previous quarter, and up $165.41 million or 2.30% compared to the quarter ended June 30, 2024. Average deposits for the first six months of 2025 were $7.34 billion, an increase of $243.97 million, up 3.44% from the same period a year ago. Average deposit balance growth from the second quarter of 2024 was primarily in interest-bearing demand, savings and non-brokered time deposit balances offset by decreased brokered deposits and noninterest-bearing demand deposits.
Net Interest Income and Net Interest Margin
Second quarter 2025 tax-equivalent net interest income increased $4.26 million to $85.35 million, up 5.25% from the previous quarter and increased $11.15 million, up 15.03% from the second quarter a year ago. For the first six months of 2025, tax equivalent net interest income increased $20.17 million to $166.43 million, up 13.79% from the first half of 2024.

Second quarter 2025 net interest margin was 4.00%, an increase of 11 basis points from the 3.89% in the previous quarter and an increase of 41 basis points from the same period in 2024. On a fully tax-equivalent basis, second quarter 2025 net interest margin was 4.01%, up 11 basis points compared to the 3.90% in the previous quarter, and an increase of 42 basis points from the same period in 2024. The increase from the prior quarter and second quarter of 2024 was primarily due to higher rates on investment securities, increased average loan and lease balances and lower deposit costs. Immaterial net interest charge-offs during the current quarter had no impact on the net interest margin while net interest recoveries contributed seven basis points in the previous quarter and four basis points in the prior year second quarter.
Net interest margin for the first six months of 2025 was 3.95%, an increase of 39 basis points compared 3.56% for the first six months of 2024. Net interest margin on a fully-tax equivalent basis for the first half of 2025 was 3.95% an increase of 38 basis points compared to 3.57% for the first half of the prior year. Net interest recoveries positively contributed four basis points to both the current and previous year-to-date net interest margin.
Noninterest Income
Second quarter 2025 noninterest income of $23.06 million was relatively flat compared to the previous quarter, and to the second quarter a year ago. For the first six months of 2025, noninterest income increased $0.78 million, up 1.73% from the first six months of 2024.
Total noninterest income was lower by 0.20% compared to the previous quarter. The slight decrease from the previous quarter was mainly due to realized losses of $1.00 million from repositioning of available-for-sale securities. The securities sold had a weighted average yield of 1.04% and were replaced with securities having a weighted average yield of 4.18%. Additional decreases in the quarter were from lower insurance contingent commissions received and reduced equipment rental income as demand for operating leases continued to decline. These decreases were almost entirely offset by higher trust and wealth advisory income primarily from seasonal tax preparation fees, a rise in debit card income, higher partnership investment gains from a small business capital investment, and an increase in bank owned life insurance policy claims recognized.
The increase in noninterest income compared to the first six months of 2024 was mainly the result of gains on the sale of renewable energy tax equity investments and gains from a small business capital investment, increased insurance commissions, higher brokerage and commission fees and increased interest rate swap fees. These increases were offset by reduced equipment rental income as demand for operating leases continued to decline, available-for-sale securities losses of $1.00 million and decreases in mortgage banking income from lower sales volumes.
Noninterest Expense
Second quarter 2025 noninterest expense of $52.43 million decreased $0.65 million or 1.22% compared to the prior quarter and increased $2.57 million or 5.15% from the second quarter a year ago. For the first six months of 2025, noninterest expense increased $6.94 million, up 7.04% from the first six months of 2024.
The decrease in noninterest expense compared to the prior quarter, was the result of reduced group insurance claims, and lower leased equipment depreciation offset by higher salaries from normal merit increases and higher incentive compensation, increased furniture and equipment costs and higher data processing costs.
The increase in noninterest expense compared to the second quarter and first six months of 2024 was the result of higher salaries and wages from normal merit increases, increased incentive compensation and higher group insurance claims. Additionally, we saw increased data processing costs from technology projects, fewer gains on the sale of fixed assets and off-lease equipment, and increased furniture, equipment and occupancy expenses. These increases were offset by lower leased equipment depreciation and decreased blanket insurance premiums.
Credit
The allowance for loan and lease losses increased to $163.48 million as of June 30, 2025, or 2.30% of total loans and leases primarily as a result of a weakened forward economic outlook with increased uncertainty. This percentage compared to 2.29% at March 31, 2025, and 2.26% at June 30, 2024. Net charge-offs of $1.87 million were recorded for the second quarter of 2025, compared with net charge-offs of $0.18 million in the prior quarter and net recoveries of $1.99 million in the same quarter a year ago.

The provision for credit losses was $7.69 million for the second quarter of 2025, an increase of $4.43 million from the previous quarter and an increase of $8.00 million compared with the same period in 2024. The increase in the provision expense compared to the prior quarter was due to loan growth, increased net charge-offs and nonaccrual loans and leases, an increase in specific impairments, and higher special attention outstandings, offset by a decrease in the provision for unfunded commitments. The ratio of nonperforming assets to loans and leases was 1.06% as of June 30, 2025, compared to 0.63% on March 31, 2025, and 0.31% on June 30, 2024. The increase in nonperforming assets during the quarter was primarily from one Auto and Light Truck relationship
Capital
As of June 30, 2025, the common equity-to-assets ratio was 13.19%, compared to 12.96% at March 31, 2025, and 11.75% a year ago. The tangible common equity-to-tangible assets ratio was 12.38% at June 30, 2025, compared to 12.14% at March 31, 2025, and 10.91% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 14.60% at June 30, 2025, compared to 14.71% at March 31, 2025, and 13.74% a year ago.
Capital accretion over the last twelve months has been driven primarily by growth in retained earnings and a reduction in unrealized losses in our short-duration investment securities available-for-sale portfolio.
During the second quarter of 2025, 47,428 shares were repurchased for treasury reducing common shareholders’ equity by $2.84 million. Total year-to-date repurchased shares of 54,982 have reduced common shareholder’s equity by $3.30 million.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2025 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
AVERAGE BALANCES
Assets	$8,962,134	$8,856,278	$8,761,006	$8,909,499	$8,706,575
Earning assets	8,543,938	8,434,790	8,303,518	8,489,665	8,242,841
Investments	1,476,621	1,519,177	1,554,362	1,497,782	1,581,228
Loans and leases	6,968,463	6,798,952	6,606,209	6,884,176	6,555,139
Deposits	7,349,084	7,333,542	7,183,678	7,341,356	7,097,391
Interest bearing liabilities	5,997,624	5,920,255	5,922,916	5,959,154	5,853,199
Common shareholders’ equity	1,187,076	1,141,922	1,027,138	1,164,624	1,016,712
Total equity	1,246,121	1,208,236	1,098,740	1,227,283	1,091,697
INCOME STATEMENT DATA
Net interest income	$85,192	$80,938	$74,050	$166,130	$145,965
Net interest income - FTE(1)	85,345	81,085	74,194	166,430	146,257
Provision (recovery of provision) for credit losses	7,690	3,265	(314)	10,955	7,163
Noninterest income	23,057	23,103	23,221	46,160	45,377
Noninterest expense	52,430	53,076	49,861	105,506	98,565
Net income	37,326	37,523	36,805	74,849	66,267
Net income available to common shareholders	37,319	37,520	36,793	74,839	66,248
PER SHARE DATA
Basic net income per common share	$1.51	$1.52	$1.49	$3.02	$2.68
Diluted net income per common share	1.51	1.52	1.49	3.02	2.68
Common cash dividends declared	0.38	0.36	0.34	0.74	0.68
Book value per common share(2)	48.86	47.29	42.58	48.86	42.58
Tangible book value per common share(1)	45.44	43.87	39.16	45.44	39.16
Market value - High	63.90	67.77	53.74	67.77	55.25
Market value - Low	52.14	53.23	47.30	52.14	47.30
Basic weighted average common shares outstanding	24,541,385	24,546,819	24,495,495	24,544,120	24,477,292
Diluted weighted average common shares outstanding	24,541,385	24,546,819	24,495,495	24,544,120	24,477,292
KEY RATIOS
Return on average assets	1.67%	1.72%	1.69%	1.69%	1.53%
Return on average common shareholders’ equity	12.61	13.33	14.41	12.96	13.10
Average common shareholders’ equity to average assets	13.25	12.89	11.72	13.07	11.68
End of period tangible common equity to tangible assets(1)	12.38	12.14	10.91	12.38	10.91
Risk-based capital - Common Equity Tier 1(3)	14.60	14.71	13.74	14.60	13.74
Risk-based capital - Tier 1(3)	16.04	16.20	15.38	16.04	15.38
Risk-based capital - Total(3)	17.30	17.46	16.64	17.30	16.64
Net interest margin	4.00	3.89	3.59	3.95	3.56
Net interest margin - FTE(1)	4.01	3.90	3.59	3.95	3.57
Efficiency ratio: expense to revenue	48.43	51.01	51.26	49.70	51.51
Efficiency ratio: expense to revenue - adjusted(1)	48.40	51.31	51.17	49.82	51.38
Net charge-offs to average loans and leases	0.11	0.01	(0.12)	0.06	0.13
Loan and lease loss allowance to loans and leases	2.30	2.29	2.26	2.30	2.26
Nonperforming assets to loans and leases	1.06	0.63	0.31	1.06	0.31

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
END OF PERIOD BALANCES
Assets	$9,087,162	$8,963,114	$8,931,938	$8,763,946	$8,878,003
Loans and leases	7,097,969	6,863,393	6,854,808	6,616,100	6,652,999
Deposits	7,442,669	7,417,765	7,230,035	7,125,944	7,195,924
Allowance for loan and lease losses	163,484	157,470	155,540	152,324	150,067
Goodwill and intangible assets	83,895	83,895	83,897	83,902	83,907
Common shareholders’ equity	1,198,589	1,161,459	1,111,068	1,104,253	1,043,515
Total equity	1,257,424	1,220,542	1,181,506	1,175,205	1,114,855
ASSET QUALITY
Loans and leases past due 90 days or more	$198	$122	$106	$100	$185
Nonaccrual loans and leases	71,732	40,540	30,613	30,678	20,297
Other real estate	—	—	460	—	—
Repossessions	3,549	2,410	155	109	352
Equipment owned under operating leases	62	—	—	—	—
Total nonperforming assets	$75,541	$43,072	$31,334	$30,887	$20,834
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2025	2025	2024	2024
ASSETS
Cash and due from banks	$88,810	$87,816	$76,837	$89,592
Federal funds sold and interest bearing deposits with other banks	60,298	135,003	47,989	179,651
Investment securities available-for-sale, at fair value (amortized cost of $1,530,847, $1,591,072, $1,650,684, and $1,662,184 at June 30, 2025, March 31, 2025, December 31, 2024, and June 30, 2024, respectively)	1,456,157	1,501,877	1,536,299	1,523,548
Other investments	22,140	23,855	23,855	24,585
Mortgages held for sale	4,334	2,305	2,569	2,763
Loans and leases, net of unearned discount:
Commercial and agricultural	835,826	775,118	772,974	721,235
Renewable energy	573,226	505,413	487,266	459,441
Auto and light truck	972,461	955,945	948,435	1,009,967
Medium and heavy duty truck	282,875	289,837	289,623	315,157
Aircraft	1,134,838	1,118,099	1,123,797	1,058,591
Construction equipment	1,207,209	1,171,934	1,203,912	1,132,556
Commercial real estate	1,252,750	1,230,760	1,215,265	1,164,598
Residential real estate and home equity	714,026	689,101	680,071	654,357
Consumer	124,758	127,186	133,465	137,097
Total loans and leases	7,097,969	6,863,393	6,854,808	6,652,999
Allowance for loan and lease losses	(163,484)	(157,470)	(155,540)	(150,067)
Net loans and leases	6,934,485	6,705,923	6,699,268	6,502,932
Equipment owned under operating leases, net	8,653	9,864	11,483	13,886
Premises and equipment, net	55,602	54,778	53,456	48,201
Goodwill and intangible assets	83,895	83,895	83,897	83,907
Accrued income and other assets	372,788	357,798	396,285	408,938
Total assets	$9,087,162	$8,963,114	$8,931,938	$8,878,003
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,583,621	$1,651,479	$1,639,101	$1,578,762
Interest-bearing deposits:
Interest-bearing demand	2,601,353	2,451,169	2,544,839	2,543,724
Savings	1,359,841	1,392,391	1,256,370	1,255,154
Time	1,897,854	1,922,726	1,789,725	1,818,284
Total interest-bearing deposits	5,859,048	5,766,286	5,590,934	5,617,162
Total deposits	7,442,669	7,417,765	7,230,035	7,195,924
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	58,242	60,025	72,346	70,767
Other short-term borrowings	51,816	1,152	176,852	217,450
Total short-term borrowings	110,058	61,177	249,198	288,217
Long-term debt and mandatorily redeemable securities	41,850	41,210	39,156	39,136
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	176,397	163,656	173,279	181,107
Total liabilities	7,829,738	7,742,572	7,750,432	7,763,148
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2025, March 31, 2025, December 31, 2024, and June 30, 2024, respectively	436,538	436,538	436,538	436,538
Retained earnings	950,363	921,717	890,937	841,790
Cost of common stock in treasury (3,674,878, 3,643,063, 3,685,512, and 3,698,651 shares at June 30, 2025, March 31, 2025, December 31, 2024, and June 30, 2024, respectively)	(131,551)	(128,912)	(129,175)	(129,248)
Accumulated other comprehensive loss	(56,761)	(67,884)	(87,232)	(105,565)
Total shareholders’ equity	1,198,589	1,161,459	1,111,068	1,043,515
Noncontrolling interests	58,835	59,083	70,438	71,340
Total equity	1,257,424	1,220,542	1,181,506	1,114,855
Total liabilities and equity	$9,087,162	$8,963,114	$8,931,938	$8,878,003

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Interest income:
Loans and leases	$117,230	$113,560	$113,101	$230,790	$222,303
Investment securities, taxable	8,602	8,153	5,900	16,755	11,979
Investment securities, tax-exempt	297	277	254	574	514
Other	1,087	1,314	1,914	2,401	2,841
Total interest income	127,216	123,304	121,169	250,520	237,637
Interest expense:
Deposits	39,106	39,846	43,095	78,952	82,839
Short-term borrowings	809	232	2,158	1,041	5,260
Subordinated notes	1,007	1,014	1,061	2,021	2,122
Long-term debt and mandatorily redeemable securities	1,102	1,274	805	2,376	1,451
Total interest expense	42,024	42,366	47,119	84,390	91,672
Net interest income	85,192	80,938	74,050	166,130	145,965
Provision for credit losses:
Provision for credit losses — loans and leases	7,884	2,112	56	9,996	6,651
(Recovery of) provision for credit losses — unfunded loan commitments	(194)	1,153	(370)	959	512
Total provision (recovery of provision) for credit losses	7,690	3,265	(314)	10,955	7,163
Net interest income after provision for credit losses	77,502	77,673	74,364	155,175	138,802
Noninterest income:
Trust and wealth advisory	7,266	6,666	7,081	13,932	13,368
Service charges on deposit accounts	3,189	3,071	3,203	6,260	6,273
Debit card	4,567	4,149	4,562	8,716	8,763
Mortgage banking	1,116	853	1,280	1,969	2,230
Insurance commissions	1,685	2,440	1,611	4,125	3,387
Equipment rental	779	899	1,257	1,678	2,928
Losses on investment securities available-for-sale	(997)	—	—	(997)	—
Other	5,452	5,025	4,227	10,477	8,428
Total noninterest income	23,057	23,103	23,221	46,160	45,377
Noninterest expense:
Salaries and employee benefits	31,800	32,115	29,238	63,915	58,810
Net occupancy	3,035	3,224	2,908	6,259	5,904
Furniture and equipment	1,684	1,347	1,265	3,031	2,414
Data processing	7,410	7,291	6,712	14,701	13,212
Depreciation – leased equipment	619	718	999	1,337	2,287
Professional fees	1,499	1,668	1,713	3,167	3,058
FDIC and other insurance	1,438	1,440	1,627	2,878	3,284
Business development and marketing	1,884	1,925	2,026	3,809	3,770
Other	3,061	3,348	3,373	6,409	5,826
Total noninterest expense	52,430	53,076	49,861	105,506	98,565
Income before income taxes	48,129	47,700	47,724	95,829	85,614
Income tax expense	10,803	10,177	10,919	20,980	19,347
Net income	37,326	37,523	36,805	74,849	66,267
Net (income) loss attributable to noncontrolling interests	(7)	(3)	(12)	(10)	(19)
Net income available to common shareholders	$37,319	$37,520	$36,793	$74,839	$66,248
Per common share:
Basic net income per common share	$1.51	$1.52	$1.49	$3.02	$2.68
Diluted net income per common share	$1.51	$1.52	$1.49	$3.02	$2.68
Basic weighted average common shares outstanding	24,541,385	24,546,819	24,495,495	24,544,120	24,477,292
Diluted weighted average common shares outstanding	24,541,385	24,546,819	24,495,495	24,544,120	24,477,292

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,444,203	$8,602	2.39%	$1,488,005	$8,153	2.22%	$1,524,751	$5,900	1.56%
Tax exempt(1)	32,418	375	4.64%	31,172	349	4.54%	29,611	319	4.33%
Mortgages held for sale	3,385	55	6.52%	2,409	39	6.57%	4,179	65	6.26%
Loans and leases, net of unearned discount(1)	6,968,463	117,250	6.75%	6,798,952	113,596	6.78%	6,606,209	113,115	6.89%
Other investments	95,469	1,087	4.57%	114,252	1,314	4.66%	138,768	1,914	5.55%
Total earning assets(1)	8,543,938	127,369	5.98%	8,434,790	123,451	5.94%	8,303,518	121,313	5.88%
Cash and due from banks	67,535			64,009			60,908
Allowance for loan and lease losses	(159,418)			(157,318)			(149,688)
Other assets	510,079			514,797			546,268
Total assets	$8,962,134			$8,856,278			$8,761,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,774,752	$39,106	2.72%	$5,745,134	$39,846	2.81%	$5,603,880	$43,095	3.09%
Short-term borrowings:
Securities sold under agreements to repurchase	60,863	121	0.80%	58,232	104	0.72%	61,729	146	0.95%
Other short-term borrowings	61,917	688	4.46%	18,450	128	2.81%	159,953	2,012	5.06%
Subordinated notes	58,764	1,007	6.87%	58,764	1,014	7.00%	58,764	1,061	7.26%
Long-term debt and mandatorily redeemable securities	41,328	1,102	10.70%	39,675	1,274	13.02%	38,590	805	8.39%
Total interest-bearing liabilities	5,997,624	42,024	2.81%	5,920,255	42,366	2.90%	5,922,916	47,119	3.20%
Noninterest-bearing deposits	1,574,332			1,588,408			1,579,798
Other liabilities	144,057			139,379			159,552
Shareholders’ equity	1,187,076			1,141,922			1,027,138
Noncontrolling interests	59,045			66,314			71,602
Total liabilities and equity	$8,962,134			$8,856,278			$8,761,006
Less: Fully tax-equivalent adjustments		(153)			(147)			(144)
Net interest income/margin (GAAP-derived)(1)		$85,192	4.00%		$80,938	3.89%		$74,050	3.59%
Fully tax-equivalent adjustments		153			147			144
Net interest income/margin - FTE(1)		$85,345	4.01%		$81,085	3.90%		$74,194	3.59%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,465,984	$16,755	2.30%	$1,550,665	$11,979	1.55%
Tax exempt(1)	31,798	724	4.59%	30,563	646	4.25%
Mortgages held for sale	2,899	94	6.54%	3,004	99	6.63%
Loans and leases, net of unearned discount(1)	6,884,176	230,846	6.76%	6,555,139	222,364	6.82%
Other investments	104,808	2,401	4.62%	103,470	2,841	5.52%
Total earning assets(1)	8,489,665	250,820	5.96%	8,242,841	237,929	5.80%
Cash and due from banks	65,782			61,399
Allowance for loan and lease losses	(158,374)			(149,335)
Other assets	512,426			551,670
Total assets	$8,909,499			$8,706,575

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	5,760,025	78,952	2.76%	5,499,367	82,839	3.03%
Short-term borrowings:
Securities sold under agreements to repurchase	59,555	225	0.76%	54,851	193	0.71%
Other short-term borrowings	40,304	816	4.08%	197,313	5,067	5.16%
Subordinated notes	58,764	2,021	6.94%	58,764	2,122	7.26%
Long-term debt and mandatorily redeemable securities	40,506	2,376	11.83%	42,904	1,451	6.80%
Total interest-bearing liabilities	5,959,154	84,390	2.86%	5,853,199	91,672	3.15%
Noninterest-bearing deposits	1,581,331			1,598,024
Other liabilities	141,731			163,655
Shareholders’ equity	1,164,624			1,016,712
Noncontrolling interests	62,659			74,985
Total liabilities and equity	$8,909,499			$8,706,575
Less: Fully tax-equivalent adjustments		(300)			(292)
Net interest income/margin (GAAP-derived)(1)		$166,130	3.95%		$145,965	3.56%
Fully tax-equivalent adjustments		300			292
Net interest income/margin - FTE(1)		$166,430	3.95%		$146,257	3.57%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2025	2025	2024	2025	2024
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$127,216	$123,304	$121,169	$250,520	$237,637
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	75	75	79	150	160
(C)	– Tax exempt investment securities	78	72	65	150	132
(D)	Interest income – FTE (A+B+C)	127,369	123,451	121,313	250,820	237,929
(E)	Interest expense (GAAP)	42,024	42,366	47,119	84,390	91,672
(F)	Net interest income (GAAP) (A-E)	85,192	80,938	74,050	166,130	145,965
(G)	Net interest income - FTE (D-E)	85,345	81,085	74,194	166,430	146,257
(H)	Annualization factor	4.011	4.056	4.022	2.017	2.011
(I)	Total earning assets	$8,543,938	$8,434,790	$8,303,518	$8,489,665	$8,242,841
	Net interest margin (GAAP-derived) (F*H)/I	4.00%	3.89%	3.59%	3.95%	3.56%
	Net interest margin – FTE (G*H)/I	4.01%	3.90%	3.59%	3.95%	3.57%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$85,192	$80,938	$74,050	$166,130	$145,965
(G)	Net interest income – FTE	85,345	81,085	74,194	166,430	146,257
(J)	Plus: noninterest income (GAAP)	23,057	23,103	23,221	46,160	45,377
(K)	Less: (gains) losses on investment securities and partnership investments	(739)	(1,427)	(929)	(2,166)	(1,966)
(L)	Less: depreciation – leased equipment	(619)	(718)	(999)	(1,337)	(2,287)
(M)	Total net revenue (GAAP) (F+J)	108,249	104,041	97,271	212,290	191,342
(N)	Total net revenue – adjusted (G+J–K–L)	107,044	102,043	95,487	209,087	187,381
(O)	Noninterest expense (GAAP)	52,430	53,076	49,861	105,506	98,565
(L)	Less:depreciation – leased equipment	(619)	(718)	(999)	(1,337)	(2,287)
(P)	Noninterest expense – adjusted (O–L)	51,811	52,358	48,862	104,169	96,278
	Efficiency ratio (GAAP-derived) (O/M)	48.43%	51.01%	51.26%	49.70%	51.51%
	Efficiency ratio – adjusted (P/N)	48.40%	51.31%	51.17%	49.82%	51.38%

		End of Period
		June 30,	March 31,	June 30,
		2025	2025	2024
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,198,589	$1,161,459	$1,043,515
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,907)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,114,694	$1,077,564	$959,608
(T)	Total assets (GAAP)	9,087,162	8,963,114	8,878,003
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,907)
(U)	Total tangible assets (T–R)	$9,003,267	$8,879,219	$8,794,096
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	13.19%	12.96%	11.75%
	Tangible common equity-to-tangible assets ratio (S/U)	12.38%	12.14%	10.91%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,198,589	$1,161,459	$1,043,515
(V)	Actual common shares outstanding	24,530,796	24,562,611	24,507,023
	Book value per common share (GAAP-derived) (Q/V)*1000	$48.86	$47.29	$42.58
	Tangible common book value per share (S/V)*1000	$45.44	$43.87	$39.16

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